EXHIBIT 10.14A

AMENDMENT TO
AMENDED AND RESTATED INRANGE TECHNOLOGIES CORPORATION
2000 STOCK COMPENSATION PLAN

     This document is an Amendment to the Amended and Restated Inrange Technologies Corporation 2000 Stock Compensation Plan (the “Plan”).

W I T N E S S E T H

     WHEREAS, Inrange Technologies Corporation (“Inrange”) has established the Plan; and

     WHEREAS, Computer Network Technology Corporation (“CNT”) acquired all the issued and outstanding capital stock of Inrange on or about May 5, 2003; and

     WHEREAS, in connection with said acquisition, all of the Options outstanding under the Plan became exercisable for common stock of CNT; and

     WHEREAS, Section 14 of the Plan permits amendment of the Plan by the Board of Directors of Inrange with the consent of CNT; and

     WHEREAS, the Board of Directors of Inrange and the Compensation Committee of CNT have approved an amendment relating to the effect of a merger, consolidation or other transaction on Options issued under the Plan and have authorized the officers of Inrange and CNT to document the amendment;

     NOW, THEREFORE, in consideration of the premises, the Plan is amended effective for Options and other awards granted under the Plan on or after March 22, 2004, as follows:

     1. Section 13 of the Plan is amended by deleting said Section in its entirety and inserting in lieu thereof the following:

Section 13. FUNDAMENTAL CHANGE.

In the event of a proposed Fundamental Change: (a) involving a merger, consolidation, or statutory share exchange, unless appropriate provision shall be made for the protection of outstanding Options by the substitution of options and appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of CNT or such surviving corporation, to be issuable upon the exercise of options in lieu of Options and Capital Stock of CNT, or (b) involving the dissolution or liquidation of CNT, the Committee shall declare, at least 20 days prior to the occurrence of the Fundamental Change, and provide written notice to each holder of an Option of the declaration, that each outstanding Option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of the Fundamental Change in exchange for payment to each holder of an Option, within ten days after the Fundamental Change, of cash equal to the amount, if any, for each share of Common Stock covered by the canceled Option, by which the Fair Market Value (as defined in this Section) per share exceeds the exercise price per share covered by such Option. At the time of the declaration provided for in the immediately preceding sentence, each Option shall immediately become exercisable in full and each person holding an Option shall have the right, during the period preceding the time of cancellation of the Option, to exercise the Option as to all or any part of the shares covered thereby; provided, however, that if such Fundamental Change does not become effective, then the declaration pursuant to this Section 13 shall be rescinded, the acceleration of the exercisability of the Option pursuant to this Section 13 shall be void, and the Option shall be exercisable in accordance with its terms. In the event of a declaration pursuant to this Section 13, each outstanding Option that shall not have been exercised prior to the Fundamental Change shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option shall be entitled to the payment provided for in this Section 13 if such Option shall have expired pursuant to an Agreement. For purposes of this Section only, “Fundamental Change” means a dissolution or liquidation of CNT, a sale of substantially all of the assets of CNT, a merger or consolidation of CNT with or into any other corporation, regardless of whether CNT is the surviving corporation, or a statutory share exchange involving capital stock of CNT. For purposes of this Section 13 only, “Fair Market Value” per share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per share by the shareholders of CNT upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in this Plan.

2. Except as amended hereby, the Plan shall continue in full force and effect.

     IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the 22nd day of March, 2004.

INRANGE TECHNOLOGIES CORPORATION

By:	/s/ Gregory T. Barnum

Gregory T. Barnum
Vice President

Approved by the undersigned on behalf of CNT as of the 22nd day of March, 2002.

COMPUTER NETWORK TECHNOLOGY CORPORATION

By:	/s/ Gregory T. Barnum

Gregory T. Barnum
Its: Chief Financial Officer

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